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                                  EXHIBIT 23.1

             INDEPENDENT AUDITOR'S CONSENT - DELOITTE & TOUCHE LLP





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of ENCAD, Inc. on Form S-8 of our report dated February 20, 2001, appearing in the Annual Report on Form 10-K of ENCAD, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

San Diego, California
August 8, 2001